Exhibit 4.3




October 10, 2003

Strategic Energy Fund
c/o its manager,
Strategic Energy Management Corp.
130 King Street West
Suite 2850
Toronto, Ontario M5X 1A4

Attention: John Vooglaid, Chief Financial Officer

Dear Sirs:

Re:   Revolving Term Credit Facility in Favour of Strategic Energy Fund

                  We are pleased to confirm that, subject to your acceptance of the conditions of this Agreement as evidenced by your signature affixed hereto, THE BANK OF NOVA SCOTIA (the "Bank") shall establish in favour of Strategic Energy Fund (the "Borrower") a 364-day revolving term credit facility (the "Credit"), in the amount of the Credit Limit (as defined below). The Credit shall, subject to the terms and conditions hereof, be available to the Borrower on the Closing Date (as defined below) by notice in writing to the Bank, in Canadian Dollars.

                  Loans under the Credit shall be used by the Borrower solely for the purchase of additional investments for its Portfolio (as defined below) as permitted by the Trust Agreement (as defined below) (the "Credit Purpose").

1.       Definitions

         As used in this Agreement:

         "Agreement" means this agreement between the parties hereto, including the schedules referred to herein and attached hereto, as the same may be amended, supplemented or restated from time to time.

         "Applicable Law" means, with respect to any person, property, transaction, event or other matters, any law, rule, statute, regulation, order, judgment, decree, treaty, directive or other requirement having the force of law (collectively, the "Law") relating or applicable to such person, property, transaction, event or other matter, and shall also include any interpretation of the Law or any part thereof by any person having jurisdiction over it or charged with its administration or interpretation which is of a binding nature.

         "Available Credit" means at any particular time, the aggregate of the amount, if any, by which the amount of Credit Limit at such time exceeds the aggregate amount of Loans outstanding under the Credit at such time.

         "Bank" has the meaning specified in the first paragraph on page one of this Agreement and includes its successors and assigns.

         "Banking Day" means any day, other than Saturday and Sunday, on which banks generally are open for business in Toronto, Ontario.

         "BNS Indebtedness" means all indebtedness, obligations and liabilities, present or future, direct or indirect, absolute or contingent, matured or not, at any time owing by the Borrower to the Bank or remaining unpaid by the Borrower to the Bank under or in connection with this Agreement and/or the Security.

         "Borrower" has the meaning specified in the first paragraph on page one of this Agreement and includes its successors and assigns.

         "Borrowing Date" shall have the meaning specified in Section 2(d).

         "Canadian Dollars" or "Cdn. $" or "$" means lawful currency of Canada.

         "Cash Proceeds of Realization" means the aggregate of (i) all Proceeds of Realization in the form of cash and (ii) all cash proceeds of the sale or disposition of non-cash Proceeds of Realization.

         "Closing Date" means the date hereof, or such other date as may be agreed to by the Borrower and the Bank.

         "Credit Excess" has the meaning specified in Section 2(b).

         "Credit" has the meaning specified in the first paragraph on page one of this Agreement.

         "Credit Limit" means Cdn.$4,000,000, as the same may be reduced pursuant to Section 2(c).

         "Credit Purpose" has the meaning specified in the second paragraph on page one of this Agreement.

         "Custodian" means Computershare Trust Company of Canada a trust company incorporated under the laws of Canada, in its capacity as Custodian under the Custodian Agreement, and any successors thereto.

         "Custodian Agreement" means the custodian agreement dated April 11, 2002 between the Borrower and the Custodian, and as the same may have been or may be further amended, supplemented or restated from time to time, executed by the Custodian and the Manager on behalf of the Borrower.

         "Default" means the occurrence of any event which would constitute an Event of Default with the giving of notice or the expiry of a cure period or grace period (including for greater certainty, any of the 30 day periods set out in the definition of Insolvency Event).

         "Drawdown Notice" means a notice in the form of Schedule "B".

         "Event of Default" has the meaning set out in Section 10(a).

         "Fund Property" means all of the property and assets of the Borrower held in trust by the Trustee pursuant to the Trust Agreement and shall include all cash and cash equivalents of the Borrower.

         "GAAP" means Canadian generally accepted accounting principles consistently applied.

         "Indebtedness" means any obligation of the Borrower from time to time outstanding which in accordance with GAAP would be recorded as a liability on a balance sheet of the Borrower as of the date that Indebtedness is to be determined.

         "Insolvency Event" shall occur with respect to any Person, if such Person (i) shall admit in writing its inability to pay its debts generally, (ii) shall make an assignment for the benefit of its creditors or file a notice of intention to make a proposal under the Bankruptcy and Insolvency Act (Canada) or similar legislation to some or all of its creditors, (iii) shall petition or apply to any court for the appointment of a receiver, receiver manager, administrator, inspector, liquidator, agent, trustee or other similar official (a "Receiver") for it or for all or substantially all of its property,
         (iv) is adjudged or declared bankrupt or insolvent and such judgment or declaration is not dismissed, rescinded, withdrawn or stayed within 30 days (provided that upon any such stay ceasing to be in full force and effect, an Insolvency Event shall thereupon be deemed to occur unless the related judgment or declaration has theretofore been dismissed, rescinded or withdrawn), (v) is dissolved, liquidated or wound-up, or an effective resolution is passed authorizing the dissolution, liquidation or winding-up of such Person, (vi) commences or files notice of any proceedings relating to it or all or substantially all of its property under any law, whether now or hereafter in effect, of any jurisdiction relating to dissolution, liquidation, winding-up, bankruptcy, insolvency, reorganization of insolvent debtors, arrangement or readjustment or moratorium of debts,
         (vii) consents to any such proceeding for it or for all or substantially all of its property commenced by any other Person or if there is no such consent, any such proceeding commenced by any other Person is not dismissed within 30 days, or (viii) shall suffer the private appointment of any receiver for all or substantially all of its property, and any such appointment is not set aside or stayed within 30 days after the date that such appointment was suffered, provided that such 30-day period shall only apply if such appointment was not applied for or consented to by the Borrower and is being actively and diligently contested in good faith by appropriate proceedings; provided, however, that if the Borrower makes any distribution to its Unitholders or purchases any Units at any time after the occurrence of one of the events described above, then any 30 days' grace period provided for in this definition of "Insolvency Event" shall cease to apply.

         "Investment Advisor" means Sentry Select Capital Corp., in its capacity as investment advisor in respect of the Fund.

         "Investment Advisory Agreement" means the investment advisory agreement, dated April 11, 2002, made among the Borrower, the Manager, and the Investment Advisor, as amended by an amending agreement, dated October 22, 2002, as the same may have been or may be further amended or supplemented from time to time.

         "knowledge" means to the best of the Borrower's knowledge, information and belief after reasonable enquiry.

         "Leverage Limit" means, at any particular time, an amount equal to 15% of the Total Asset Value at such time.

         "Liquid Assets" means, in the aggregate, all Fund Property that is a security and is listed for trading on a Canadian stock exchange, cash and/or cash equivalents;

         "Liquidity Limit" means, at any particular time, an amount equal to 33 1/3% of the aggregate value of the Liquid Assets at such time.

         "Loans" means monies lent by the Bank to the Borrower hereunder in Canadian Dollars and upon which interest accrues at a rate referable to the Prime Rate.

         "Management Agreement" means the management agreement dated April 11, 2002 between the Borrower and the Manager as the same may have been or may be further amended or supplemented from time to time.

         "Manager" means Strategic Energy Management Corp. (formerly NCE Strategic Energy Management Corp.), in its capacity as manager of the Borrower, and any successor thereto.

         "Material Adverse Effect" means a material adverse effect on (i) the present or future business, operations, properties or condition (financial or otherwise) of the Borrower or its ability to carry on its business or a significant part thereof or its ability to perform its obligations hereunder or under the Security; or (ii) the rights of the Bank hereunder or under the Security.

         "Material Agreements" means the Trust Agreement, the Management Agreement, the Investment Advisory Agreement and the Custodian Agreement.

         "Maturity Date" means October 8, 2004, as the same may be extended pursuant to Section 5(b).

         "Net Asset Value" means, at any particular time, the net asset value of the Borrower at such time, calculated and determined as provided in the Trust Agreement.

         "Official Body" means any national government or government of any political subdivision thereof, or any parliament, legislature, council, agency, authority, board, central bank, monetary authority, commission, department or instrumentality thereof, or any court, tribunal, grand jury, mediator or arbitrator, whether foreign or domestic, in each case having or purporting to have jurisdiction in the relevant circumstances.

         "Participant" shall have the meaning specified in Section 24.

         "Permitted Encumbrance" means:

         (a) security interests, liens or other encumbrances not related to the borrowing of money incurred or arising by operation of law or which are incidental to the ownership of property or assets;

         (b) undetermined or inchoate liens, rights of distress and charges incidental to current operations which have not at such time been filed or exercised and of which the Bank has not been given notice, or which relate to obligations not due or payable;

         (c) security interests or liens arising in connection with court proceedings, provided that the execution or other enforcement of such liens is effectively stayed and the claims secured thereby are being diligently contested in good faith at the relevant time by appropriate proceedings;

         (d) liens for taxes, assessments or charges or arising under any statute which are either not yet due or payable or delinquent or are being diligently contested in good faith by appropriate proceedings and the enforcement of which is stayed while such items are being contested;

         (e) security interests or liens to secure settlement obligations for the purchase of securities incurred in the normal course of the Borrower's investment activities;

         (f) security interests, liens or other encumbrances of clearing agencies and operators of book-based systems;

         (g) liens for the fees and expenses of the Trustee, the Manager, the Investment Advisor and the Custodian; and

         (h) the security interests, liens and other encumbrances created under the Security and any other security interests, liens or other encumbrances securing the obligations of the Borrower to the Bank.

         "Person" means and includes an individual, a partnership, a corporation, a joint stock company, a trust, an unincorporated association, a joint venture or other entity, or a government, or any agency or political subdivision thereof.

         "Portfolio" means the Fund Property, including, without limitation, the Borrower's portfolio of investments (including those purchased with the proceeds of the Credit) plus any cash and cash equivalents.

         "PPSA" means the Personal Property Security Act (Ontario).

         "Preliminary Prospectus" means the preliminary prospectus dated September 25, 2003, pursuant to which additional Units of the Borrower were proposed to be offered for sale to the public.

         "Prime Lending Rate" means a variable per annum reference rate of interest (as announced and adjusted by the Bank from time to time) for commercial loans made by the Bank in Canada in Canadian Dollars, adjusted automatically upon change by the Bank and calculated on the basis of a calendar year.

         "Prime Rate" means an annual rate equal to the greater of (a) the Prime Lending Rate, and (b) the sum of (A) the average rate per annum for Canadian Dollar bankers' acceptances having a term of 30 days that appears on the Reuters Screen CDOR Page as of 10:00 a.m. (Toronto time) on the date of determination, as reported by the Bank and (B) 1/2 of 1% per annum. If, for any reason, the Bank shall have determined (which determination shall be prima facie evidence thereof) that it is unable to ascertain the applicable CDOR rate for any reason, the rate announced by the Bank in Canada as its "Prime Lending Rate" shall be the Prime Rate until the circumstances giving rise to such inability no longer exist.

         "Proceeds of Realization" means all cash and non-cash proceeds derived from any sale, disposition or other realization of the Portfolio or any other collateral subject to the Security (i) on or after a Default, (ii) upon any dissolution, liquidation, winding-up, reorganization, bankruptcy, insolvency or receivership of the Borrower (or any other arrangement or marshalling of the Portfolio or any other collateral subject to the Security that is similar thereto) or (iii) upon the enforcement of, or any action taken with respect to, any of the Portfolio or any other collateral subject to the Security. For greater certainty, prior to the Security becoming enforceable, (x) insurance proceeds derived as a result of the loss or destruction of any of the Portfolio or any other collateral subject to the Security or (y) cash or non-cash proceeds derived from any expropriation or other condemnation of any of the Portfolio or any other collateral subject to the Security shall not constitute Proceeds of Realization.

         "Prospectus" means the final prospectus dated April 11, 2002, as the same may have been amended or supplemented from time to time, pursuant to which Units of the Borrower were offered for sale to the public.

         "Public Offering" means the proposed offering of Units to be made to the public on the terms set forth in the Preliminary Prospectus.

         "Security" has the meaning set out in Section 8.

         "Total Asset Value" means, at any particular time, as determined for the Borrower, the aggregate value of the Fund Property, calculated pursuant to the terms of the Trust Agreement.

         "Trust Agreement" means the amended and restated Trust Agreement dated October 10, 2003 executed by the Trustee and the Manager, as the same may be amended, supplemented or restated from time to time.

         "Trustee" means Computershare Trust Company of Canada, in its capacity as trustee of the Borrower under the Trust Agreement, and any successor thereto.

         "Unit"   means a transferable trust unit of the Borrower subject to the Trust Agreement.

         "Unitholders" means the holders of Units from time to time.

2.       Credit Availment

         (a) Subject to the provisions of this Agreement, the Credit may be availed of by way of Loans. The Borrower shall give the Bank not less than one Banking Day notice of the advance of any Loan.

         (b) Subject to the provisions of this Agreement, the Borrower may avail itself of the Credit by borrowing an amount not exceeding the Leverage Limit, provided that at no time shall the aggregate amount outstanding hereunder exceed the Liquidity Limit at such time. For the purposes of this
                  Section 2(b), an amount equal to any requested Loans identified in a Drawdown Notice shall be deemed to be Fund Property for the purpose of calculating the Leverage Limit and the Liquidity Limit. If (x) the aggregate amount outstanding hereunder immediately following any borrowing under the Credit or as at the last day of any fiscal quarter of the Borrower exceeds the Leverage Limit at such time or
                  (y) if the aggregate amount outstanding hereunder at any time exceeds the Liquidity Limit at such time, the Borrower shall pay the amount of such excess (the "Credit Excess") to the Bank forthwith upon demand. If such Credit Excess is not repaid within three Banking Days of such demand by the Bank, the Borrower hereby authorizes and appoints the Bank as its agent to immediately sell any or all of the securities constituting the Portfolio (to the extent reasonably required to repay the Credit Excess) in a commercially reasonable manner, including block trades, secondary offerings or short sales, and apply the proceeds thereof to the reduction of outstanding Loans as it deems appropriate. For this purpose, the Borrower hereby grants to the Bank, by way of security, an irrevocable power of attorney coupled with an interest to execute and carry out on its behalf all instruments and other documents or take such action as may be required (under Applicable Laws or otherwise) to enable the Bank to proceed to such sale, and any such execution and carrying out shall be binding on the Borrower all as if duly executed or carried out by the Borrower. Amounts which are repaid as aforesaid may be reborrowed.

         (c) The Borrower may, from time to time, by giving five Banking Days' notice in writing to the Bank, permanently reduce the amount of the Credit Limit to the extent it is not utilized. The Credit Limit will be permanently reduced at the time, and by the amount, of each repayment pursuant to Section 5(b).

         (d) The Borrower shall deliver a Drawdown Notice to the Bank in respect of any proposed Loan requested by the Borrower specifying, the amount of the Loan desired and the date on which the Borrower requests that the Bank fund or otherwise make available to the Borrower the applicable Loan (a "Borrowing Date").

         (e) A Drawdown Notice requesting any Loan shall be given not later than 10:00 a.m. on the Banking Day preceding the applicable Borrowing Date.

3.       Interest

         (a) Loans shall bear simple interest at the rate per annum equal to the Prime Rate.

         (b) All interest, rates and fees hereunder shall be computed on the basis of the actual number of days elapsed divided by 365 or 366, as applicable. Any such applicable interest rate, expressed as an annual rate of interest for the purpose of the Interest Act (Canada), shall be equivalent to such applicable interest rate multiplied by the actual number of days in the calendar year in which the same is to be determined and divided by 365 or 366, as applicable. In calculating interest or fees payable hereunder for any period, unless otherwise specifically stated, the first day of such period shall be included and the last day of such period shall be excluded. The rates of interest stipulated under this Agreement are nominal rates, and not effective rates or yields. The principle of deemed reinvestment of interest does not apply to any interest calculation under this Agreement.

         (c) Interest on Loans shall accrue daily. Interest on Loans made under the Credit shall be payable monthly in arrears on the last Banking Day of each calendar month in accordance with the Bank's usual practice.

         (d) Interest rates calculated on the basis of the Prime Rate shall be adjusted automatically without notice to the Borrower whenever the Prime Lending Rate is changed by the Bank.

         (e) All payments by the Borrower to the Bank, whether in respect of principal, interest, fees or any other item, shall be made in full without any deduction or withholding (whether in respect of set-off, counterclaim, duties, taxes, charges or otherwise whatsoever).

         (f) Notwithstanding any provision hereof, in no event shall the "aggregate interest" (as defined in Section 347 of the Criminal Code (Canada)) payable hereunder exceed the effective annual rate of interest on the "credit advanced" (as defined in that section) hereunder lawfully permitted by that section and, if any payment, collection or demand pursuant to this Agreement in respect of "interest" (as defined in that section) is determined to be contrary to the provisions of that section, such payment, collection or demand shall be deemed to have been made by mutual mistake of the Borrower and the Bank and the amount of such payment or collection shall be refunded to the Borrower. For the purposes of this Agreement, the effective annual rate of interest shall be determined in accordance with generally accepted actuarial practices and principles over the relevant term and, in the event of dispute, a certificate of a Fellow of the Canadian Institute of Actuaries will be prima facie evidence of such rate.

         (g) All interest rates shall be further increased by 2.00% per annum after an Event of Default has occurred and is continuing hereunder. Overdue amounts due in Canadian Dollars shall bear interest at the Prime Rate plus 2.00%.

         (h) The Borrower shall pay to the Bank, on the Closing Date, a non-refundable upfront fee of Cdn.$25,000.

         (i) Upon the first Banking Day following the completion of each fiscal quarter ending the last day of March, June, September and December of each year, the Borrower shall pay to the Bank, in arrears, a standby fee calculated daily on the basis of a year of 365 days or 366 days in the case of a leap year, accruing daily from the Closing Date at the rate of 0.15% per annum of the daily average of Available Credit for the relevant period. For greater certainty, the fee payable hereunder in respect of the fiscal quarter in which the Closing Date falls shall be prorated to the actual number of days remaining in such fiscal quarter from and including the Closing Date.

4.       Change in Circumstances and Indemnities

         (a) Notwithstanding any other provision hereof, if at any time while any Loans are outstanding, the Bank determines in good faith (which determination shall be prima facie evidence thereof) and notifies the Borrower that by reason of any Applicable Law, or any change therein or in the interpretation or application thereof by any court or by any governmental or other authority charged with the administration thereof (including the Superintendent of Financial Institutions for Canada), it is unlawful or contrary to the direction of such court or any such authority for the Bank to make, maintain or fund any Loan or to give effect to any of its related obligations as contemplated hereby, the Bank, by such notice, may declare that the Bank's obligations under this Agreement shall be terminated and the Borrower shall repay forthwith or at the end of such period as the Bank shall in its discretion have agreed, the whole of such Loan together with all unpaid interest accrued thereon to the date of repayment and all other unpaid amounts payable to the Bank hereunder in respect of such Loan. Amounts which are prepaid as aforesaid may be reborrowed. If any such Applicable Law, or any such change therein, shall only affect a portion of the Bank's obligations under this Agreement which portion is, in the opinion of the Bank, severable from the remainder of this Agreement so that the remainder of this Agreement may continue in full force and effect without otherwise affecting any of the obligations of the Bank under this Agreement or any other agreement, the Bank shall only declare its obligations under that portion so terminated.

         (b) Loans shall be repaid by the Borrower as required hereunder in the currency in which such Loan was obtained by the Borrower. Any payment on account of an amount payable hereunder or under the Security in a particular currency (the "proper currency") made to or for the account of the Bank in a currency other than the proper currency (the "other currency"), whether pursuant to a judgment or order of any court or tribunal or otherwise and whether arising from the conversion of any amount denominated in one currency into any other currency for the purpose of making or filing a claim, obtaining an order or judgment, enforcing an order or judgment or otherwise, shall constitute a discharge of the Borrower's obligation hereunder or under the Security only to the extent of the amount of the proper currency which the Bank is able, in the natural course of its business within one Banking Day after receipt by it of such payment, to purchase with the amount of the other currency so received. If the amount of the proper currency which the Bank is so able to purchase is less than the amount of the proper currency originally due to it hereunder or under the Security, the Borrower shall indemnify and save the Bank harmless from and against any loss or damage arising as a result of such deficiency. This indemnity shall constitute an obligation separate and independent from any other obligation contained in this Agreement or the Security, shall give rise to a separate and independent cause of action, shall apply irrespective of any indulgence granted by the Bank from time to time, shall continue in full force and effect notwithstanding any judgment or order for a liquidated sum in respect of an amount due hereunder, under the Security or under any judgment or order and shall not merge in any order of foreclosure made in respect of the Security or other security given to or for the benefit of the Bank.

         (c) If subsequent to the date of this Agreement any change in or introduction of any Applicable Law, or compliance by the Bank with any request or directive (whether or not having the force of law) made after the date of this Agreement by any central bank, Superintendent of Financial Institutions or other comparable authority or agency having jurisdiction shall:

                  (i) subject the Bank to any tax of any kind whatsoever with respect to this Agreement or any Loan, or change the basis of taxation of payments to the Bank of principal, interest, fees or any other amount payable hereunder (except for changes in the rate of tax on the overall net income or capital of the Bank imposed by its jurisdiction of incorporation or any political subdivision thereof or any jurisdiction in which it carries on business or has a permanent establishment);

                  (ii) impose, modify or make applicable any capital maintenance or capital adequacy requirement, reserve requirement, special deposit requirement or other similar requirement against assets held by, or deposits or other liabilities in or for the account of, or any Loan or credit facility made available or established by, or any other acquisition of funds by, the Bank; or

                  (iii) impose on the Bank any other condition, restriction
                        or limitation;

                  and the result of any of the foregoing is to increase the cost to the Bank of making or maintaining any Loan or the Credit or to reduce any amount otherwise receivable by it hereunder with respect thereto, the Borrower shall promptly pay to the Bank, upon demand, such additional amounts necessary to compensate the Bank, after taking into account all applicable taxes, for such additional cost or reduced amount receivable which the Bank deems to be material as are determined in good faith by the Bank, calculated with reference to a period not more than 90 days prior to the date upon which the Bank notifies the Borrower of the event entitling it to claim such additional amount. A certificate of the Bank as to any such additional amount payable to it and containing reasonable details of the calculation thereof shall be prima facie evidence thereof.

         (d) Any successor Manager will be subject to prior written approval of the Bank, not to be unreasonably withheld or delayed. The Bank shall indicate its approval or non-approval of any such appointment within ten Banking Days of its receipt of the Borrower's written request in connection therewith, failing which the Bank shall be deemed to have not approved such appointment.

         (e) The Borrower shall indemnify and save harmless the Bank from all claims, demands, liabilities, damages, losses, costs, charges and expenses, other than loss of profit and consequential damages, including, without limitation, reasonable legal fees and reasonable out-of-pocket disbursements and amounts paid in settlement of any and every kind whatsoever when such amounts paid in settlement have been approved by the Borrower, acting reasonably, (collectively, in this Section 4(e), the "Indemnified Liabilities") paid, incurred or suffered by, or asserted against, the Bank as a result of or, arising out of, or relating to (i) the extension of credit contemplated herein,
                  (ii) any transaction financed or to be financed in whole or in part, directly or indirectly, with the proceeds of any Loan made hereunder, (iii) any actual or threatened investigation, litigation or other proceeding relating to any Loan made or proposed to be made as contemplated herein, or
                  (iv) the execution, delivery, performance or enforcement of this Agreement or any Security and any instrument, document or agreement executed pursuant hereto or thereto, except for any such Indemnified Liabilities which arose on account of the Bank's negligence or wilful misconduct or the Bank's failure to comply with laws and regulations applicable to the Bank. Without limiting the generality of this Section 4(e), but for the avoidance of doubt, the Indemnified Liabilities shall include also any and all claims, demands, liabilities, damages, losses, costs, charges and expenses of the Bank or for which the Bank may be liable as a consequence of the Bank acting upon instructions given or agreements made by facsimile transmission (to the extent so permitted by this Agreement) in accordance with applicable security procedures agreed upon between the Bank and the Borrower. All obligations provided for in this Section 4(e) shall survive the permanent repayment of all of the outstanding Loans hereunder and the termination of the Credit and this Agreement shall not be reduced or impaired by any investigation made by or on behalf of the Bank.

         (f) The Borrower shall indemnify and save harmless the Bank from all claims, demands, liabilities, damages, losses, costs, charges and expenses, including any loss or expense arising from interest or fees payable by the Bank to lenders of funds obtained by it in order to make or maintain any Loan and any loss or expense incurred in liquidating or re-employing deposits from which such funds were obtained, which may be incurred by the Bank as a consequence of (i) default by the Borrower in the payment when due of any amount hereunder,
                  (ii) default by the Borrower in obtaining a Loan after the Borrower has given notice hereunder that it desires to obtain such Loan, (iii) default by the Borrower in making any optional repayment of an outstanding Loan after the Borrower has given notice hereunder that it desires to make such repayment and (iv) the repayment of any Loan otherwise than on the maturity date thereof (including without limitation any such payment made upon acceleration pursuant to Section 10(b)). A certificate of the Bank as to any such loss or expense and containing reasonable details of the calculation thereof shall be prima facie evidence thereof.

5.       Repayment and Prepayment of Loans

         (a) Subject to Section 4(f) and the other terms and conditions of this Agreement, the Borrower may prepay Loans from time to time provided that prepayments may be made upon two Banking Day's prior written notice provided such notice is given prior to 12:00 p.m. on such Banking Day and such prepayment is made prior to 4:00 p.m. on the date repayment is made. Amounts which are prepaid as aforesaid may be reborrowed.

         (b) Subject to Section 10, the Borrower shall repay to the Bank on the Maturity Date all Loans outstanding under the Credit and all accrued and unpaid interest and all other amounts arising under or in connection with this Agreement and the Credit shall be automatically terminated at such time. Any repayments pursuant to this Section 5(b) may not be reborrowed. The Borrower may, by written request given to the Bank at least 60 days but not more than 90 days prior to the then current Maturity Date, request an extension of the Maturity Date. The Bank may, in its sole and absolute discretion, if requested as aforesaid, agree to an extension of the Maturity Date. If the Bank so agrees to an extension of the Maturity Date, then, effective on the then current Maturity Date, the Maturity Date shall be extended for a further period of 364 days.

         (c) All payments hereunder shall be made to the Bank at its Main Branch at Scotia Plaza, Toronto, Ontario or at which other place as the Bank may direct in writing.

6.       Representations and Warranties

         To induce the Bank to enter into this Agreement and to make Loans hereunder, the Borrower hereby represents and warrants to the Bank as at the date hereof (except as at such other date as is otherwise expressly provided in this Section 6), upon each of which representations and warranties the Bank specifically relies, as follows:

         (a)      Existence, Compliance with Law and Activities. The Borrower
                  (a) is a trust validly formed and existing under the laws of Ontario, (b) has the power and authority to own its property and to do business in every jurisdiction where it carries on business and (c) is in compliance with all Applicable Laws except to the extent that the failure to comply therewith would not have a Material Adverse Effect.

         (b) Power, Authorization and Consents. The Borrower has (or, on the applicable date of execution by the Borrower, had and continues to have) full power and authority to make, deliver and perform its obligations under this Agreement, the Security and each Material Agreement and the Borrower has the power and authority to borrow money hereunder. The Borrower has taken all necessary action to authorize the execution, delivery and performance of this Agreement, the Security and each Material Agreement and to borrow money under this Agreement. No consent or authorization of, or filing with, any Person (including, without limitation, any governmental authority) is or was required in connection with the execution, delivery or performance by the Borrower of its obligations under this Agreement, the Security or any of the Material Agreements, or the validity or enforceability against the Borrower of this Agreement, the Security or any of the Material Agreements, except for (a) consents, authorizations and filings which have been or will be obtained or made (and as evidenced in each case by copies thereof provided to the Bank) on or prior to the Closing Date and will be in full force and effect on the Closing Date, and
                  (b) consents, authorizations and filings which have not been made on or prior to the Closing Date where the failure to obtain or make such consents, authorizations or filings would not, in the aggregate, have a Material Adverse Effect.

         (c) Enforceable Obligations. This Agreement, the Security and each Material Agreement constitute legal, valid and binding obligations of the Borrower enforceable against the Borrower in accordance with their terms, except as enforceability and the rights and remedies set out herein or in any judgment arising out of or in connection herewith may be limited by applicable bankruptcy, insolvency, reorganization, moratorium, or similar laws affecting the enforcement of creditors' rights generally and by general principles of equity (regardless of whether enforcement is sought in a proceeding in equity or at law).

         (d) No Legal Bar. The execution, delivery and performance by the Borrower of this Agreement and the Security, and the borrowing of money hereunder, the use of the proceeds of such borrowing and the transactions contemplated hereby will not violate any Applicable Law or contractual obligation of the Borrower, except for violations which will not, in the aggregate, have a Material Adverse Effect.

         (e) No Material Litigation. The Borrower is not aware of any litigation, investigation or proceeding of any Official Body which is pending or threatened against the Borrower or against any of its properties or revenues, existing or future, which would have a Material Adverse Effect. The Borrower has not received notice of any such investigation, proceeding or litigation.

         (f) No Default. The Borrower is not in default under or with respect to any contractual obligation in any respect which has had or would have a Material Adverse Effect.

         (g) No Burdensome Restrictions. The Borrower is not a party to nor bound by any contractual obligation or requirement of Applicable Law which has had or would have a Material Adverse Effect.

         (h) Taxes. The Borrower has filed or caused to be filed all tax returns before they were past due which, to its knowledge, are required to have been filed, and has paid all taxes shown to be due and payable on said returns or on any assessments made against it or any of its property before they were past due and all other taxes, fees or other charges imposed on it or any of its property by any governmental authority before they were past due (other than those the amount or validity of which is currently being contested in good faith by appropriate proceedings and with respect to which reserves in conformity with GAAP have been provided in its books); and no tax liens have been filed and, to the knowledge of the Borrower, no claims are being asserted with respect to any such taxes, fees or other charges.

         (i) No Default, No Conflict, etc. Neither the execution nor the delivery of this Agreement or the Security, the consummation of the transactions therein contemplated, nor compliance with the terms, conditions and provisions thereof materially conflicts with, or will materially conflict with, or results or will result in, any material breach of, or constitutes a material default under any of the provisions of the Trust Agreement or of any agreement or instrument to which the Borrower is a party or by which it, or any of its property or assets, are bound, or, except as contemplated by this Agreement or the Security, results or will result in the creation or imposition of any security interest (other than in favour of the Bank) upon any of its properties or assets or in the contravention of any requirement of Applicable Law.

         (j) Title to Assets. The Borrower has good and valid title to all of its property and assets and none of the property and assets of the Borrower are subject to security interests, liens or other encumbrances, other than Permitted Encumbrances.

         (k) Insolvency Event. No Insolvency Event has occurred, or, so far as the Borrower is aware, is threatened, with respect to the Borrower.

         (l) Name. The Borrower has not been known by any and has not carried on business in any name other than Strategic Energy Fund, Fonds d'energie strategique, NCE Strategic Energy Fund or Fonds d'energie strategique NCE.

         (m) Material Agreements. As of the date of this Agreement, there are no contracts, agreements or instruments which are binding upon the Borrower or its property and are material to the operation of the Borrower's business other than this Agreement, the Security and the Material Agreements. Other than as have been provided to the Bank as of the date of this Agreement, there have been no amendments or other changes to any of the provisions of the Material Agreements and there have been no waivers of any of the provisions of the Material Agreements. The Material Agreements remain in full force and effect, there is no outstanding default thereunder by the Borrower and, to the Borrower's knowledge, there is no outstanding default thereunder by any party thereto other than the Borrower which could reasonably be expected to have a Material Adverse Effect. Each of the Material Agreements is a legal, valid and binding obligation of each of the parties thereto (other than the Borrower), enforceable against each of such parties by the Borrower in accordance with their respective terms.

         (n) Place of Business. For the purposes of subsection 7(4) of the PPSA, the chief executive office of the Borrower and all of the Borrower's tangible property and assets are located in the Province of Ontario.

         (o) Prospectus Disclosure and Offering. As at September 25, 2003 the Preliminary Prospectus constituted full, true and plain disclosure of all material facts relating to the offering of Units contemplated by the Preliminary Prospectus as required by Part XV of the Securities Act (Ontario) and the regulations thereunder and no "material change" (as defined under Applicable Law) has occurred between such date and the Closing Date except as disclosed to the Bank in writing. All documents have been filed, all requisite proceedings have been taken and all receipts, orders and other authorizations of the securities regulatory authorities in each of the provinces and territories of Canada have been received to qualify the Units sold under the Prospectus for distribution to the public in each province and territories of Canada through investment dealers or brokers registered under the applicable legislation of such provinces and territory and who have complied with such legislation. Assuming that the investment dealers and brokers selling Units pursuant to the Prospectus have complied with all Applicable Law in connection with such sale, the Borrower has complied in all material respects with all applicable Canadian securities laws in respect of the offer and sale of the Units pursuant to the Prospectus.

         (p) Residency. The Borrower is not a non-resident of Canada for the purposes of the Income Tax Act (Canada).

         (q) No Other Loan Agreement or Indebtedness. Except as incurred hereunder, the Borrower has no other Indebtedness for borrowed money, nor any existing commitment (or any agreement to enter into a commitment) therefor.

         All of the representations and warranties of the Borrower contained in
         Section 6 shall survive the execution and delivery of this Agreement and are deemed to be repeated on each Borrowing Date and shall continue to be fully effective until all Loans and other amounts outstanding hereunder have been repaid and the Credit and this Agreement have been terminated, notwithstanding any investigation made at any time by or on behalf of the Bank; provided that if any such representation and warranty is specifically given in respect of a particular date or period of time and relates only to such date or period of time, then such representation and warranty shall be true and correct only on such date or on each such day of such period.

7.       Financial Information, Reports and Certificates.

         The Borrower shall, so long as any amount remains outstanding under the Credit and except as otherwise permitted with the prior written consent of the Bank:

         (a) deliver or cause to be delivered to the Bank as soon as practicable and in any event within 140 days after the end of its fiscal year, its annual audited financial statements consisting of at least a statement of net assets, statement of operations and statement of changes in net assets together with comparative figures (if applicable) for the previous fiscal year, in reasonable detail and accompanied by a report and opinion of the Borrower's auditors (who shall be a firm of independent chartered accountants of recognized standing), which report and opinion may be subject only to such qualifications as shall not in the reasonable opinion of the Bank materially adversely affect the financial condition or operations of the Borrower;

         (b) deliver or cause to be delivered to the Bank as soon as practicable and in any event within 60 days after the end of each fiscal quarter, its quarterly unaudited financial statements as at the end of each such fiscal quarter, consisting of at least a statement of net assets and statement of operations which have been filed with the Ontario Securities Commission under Applicable Laws;

         (c) deliver or cause to be delivered to the Bank on the first Banking Day following the last Thursday of each calendar month (the "Cut Off Date"), a statement prepared by the Manager on behalf of the Trustee indicating the Net Asset Value and Liquid Assets as at the close of business on the applicable Cut Off Date and to be otherwise in such form as is reasonably satisfactory to the Bank together with a compliance certificate substantially in the form of Schedule "A", duly executed by a senior officer of the Manager;

         (d) deliver or cause to be delivered to the Bank within 60 days after the end of each of its fiscal quarters, a statement prepared by the Custodian listing the cost and market values of each of the Borrower's investments in the Portfolio held by the Custodian as of the last Banking Day of such fiscal quarter;

         (e) deliver or cause to be delivered to the Bank copies of all documents mailed to Unitholders at the same time as such documents are delivered to the Unitholders;

         (f) make publicly available or deliver or cause to be delivered to the Bank copies of all documents filed after the date hereof by the Borrower with any provincial, territorial or foreign securities commission within 10 days after such documents are filed; and

         (g) deliver or cause to be delivered to the Bank from time to time such other information relating to the conduct of the business and affairs of the Borrower as the Bank may reasonably request.

8.       Security

         (a) The Borrower shall grant to the Bank, as and by way of continuing security for the BNS Indebtedness, in a form satisfactory to the Bank and its counsel, a general security agreement constituting a first-ranking and exclusive charge on all of the Borrower's present and future property and assets including the Portfolio, subject, if and to the extent applicable, to any Permitted Encumbrance.

         (b) The Borrower shall also irrevocably and unconditionally authorize and direct the Custodian to deliver up all of the investment assets of the Borrower comprising the Portfolio, to the Bank upon receipt of notice from the Bank delivered in accordance with Section 10(e).

         (c) The Bank acknowledges that the Borrower's investment assets will be traded in the ordinary course of business free of the security interests of the Bank and that distributions as contemplated in the Trust Agreement may be made free of such security interests provided that no Event of Default is outstanding or would occur as a result of such distribution.

                  The documents delivered by the Borrower pursuant to Sections 8(a) and 8(b) above shall be collectively referred to herein (as amended, supplemented, restated, substituted or otherwise modified with the written consent of the Bank) as the "Security".

9.       Covenants

         The Borrower covenants that, so long as any Loan or other amount owing hereunder remains outstanding and for so long as the Borrower is entitled to obtain any Loan hereunder, it will:

         (a) cause to be done all things necessary to preserve and keep in full force and effect its existence as a trust and all rights, franchises, licenses and qualifications to carry on its business or own its property, if the failure to do so would be reasonably likely to have a Material Adverse Effect;

         (b) comply with all Material Agreements and all Applicable Law and obtain and maintain in good standing all licences, permits and approvals from any and all governmental authorities required in respect of its operations, if the failure to comply therewith or obtain and maintain the same would be reasonably likely to have a Material Adverse Effect;

         (c) continue to conduct and operate a business substantially of the same nature as that conducted and operated at the date of this Agreement and to conduct such business in a proper, efficient and businesslike manner;

         (d) not permit any material adverse change in its management, ownership or business activities without the prior written consent of the Bank, acting reasonably or take part in any winding-up, dissolution, capital reorganization or similar proceeding or arrangement;

         (e) duly and punctually pay or cause to be paid to the Bank all principal and interest payable hereunder and all other amounts payable hereunder upon the dates and at the places and in the manner set forth herein;

         (f) not amend any term or provision of the Material Agreements or waive or consent to any waiver of any term, condition, covenant, representation or warranty contained in the Material Agreements without the prior written consent of the Bank acting reasonably;

         (g) provide to the Bank promptly copies of any agreement entered into after the date hereof by the Borrower which is material to the operation of its business;

         (h) not make or permit any change to the methodology it uses to determine the Net Asset Value, from the methodology as set out in the Trust Agreement, unless agreed to in writing by the Bank, such consent not to be unreasonably withheld;

         (i) except with the prior written consent of the Bank, not create, incur, assume or suffer or permit to exist directly or indirectly any Indebtedness except (i) the BNS Indebtedness, (ii) amounts payable or incurred in the ordinary course of business (including, without limitation, settlement obligations in respect of Portfolio purchases and all fees and expenses relating thereto) and fees and expenses payable in connection with the Public Offering, this Agreement, the Security, the agreements and documents contemplated hereby, and the consummation of the transaction contemplated herein, as well as those fees and expenses referenced in Section 15 hereof, (iii) liabilities to the Trustee and the Manager arising under the Trust Agreement,
                  (iv) Indebtedness under the Material Agreements, (v) taxes payable, and (vi) Indebtedness which is secured by a Permitted Encumbrance;

         (j) not increase the rate of any fees payable to the Trustee or the Manager without the prior written consent of the Bank, such consent not to be unreasonably withheld;

         (k) provide the Bank no less than 30 days prior written notice of any change in the jurisdiction (by Province or Territory) of its place of administration or chief executive office or any change in its name;

         (l) not enter into any securities lending transactions in respect of any securities in the Portfolio without the consent of the Bank;

         (m) not, subject to Permitted Encumbrances, enter into or grant, create, assume or suffer to exist any lien, charge or encumbrance on any of its property, assets and undertaking other than Permitted Encumbrances;

         (n) ensure that at all times it makes each investment in accordance with the relevant provisions of the Trust Agreement (including without limitation, the investment restrictions set forth therein);

         (o) not permit the payment, distribution, withdrawal or making of any dividend, equity, loan, advance, interest or any other amount directly or indirectly, to or by the Unitholders, other than, while no Default is outstanding, (i) monthly distributions in the ordinary course of the Borrower, (ii) annual redemptions or retractions requested by the Unitholders, and (iii) market repurchases of Units and (iv) distributions of the Borrower pursuant to Sections 13.1, 13.2, 13.3 or 13.6 of the Trust Agreement, provided that after giving effect to the foregoing, the aggregate amount outstanding hereunder shall not exceed the Liquidity Limit at such time;

         (p) not suffer or permit, for so long as any Default is outstanding, (i) any payments, of fees or otherwise, to be made to the Manager, or (ii) any other payment to any other Person except if made (A) pursuant to the Material Agreements (subject to clause (i) of this sub-paragraph (p)), (B) in the ordinary course of business or (C) to the Bank;

         (q) use all reasonable efforts to maintain the listing of the issued and outstanding Units on the Toronto Stock Exchange;

         (r) not permit the Portfolio to be held in the possession by any person other than the Borrower unless such person shall have delivered to the Bank an acknowledgement, in form and substance satisfactory to the Bank, providing for such person's acknowledgement of the Bank's security interest in the Portfolio and its agreement to deliver the Portfolio to the Bank, upon notice from the Bank ("Acknowledgement");

         (s) file all tax returns and tax reports required by law to be filed by it and pay all material taxes, rates, government fees and dues levied, assessed or imposed upon it and upon its property or assets or any part thereof, as and when the same become due and payable (save and except when and so long as the validity of any such taxes, rates, fees, dues, levies, assessments or imposts is being contested in good faith by appropriate proceedings and adequate reserves are being maintained in accordance with GAAP), and the Borrower shall deliver to the Bank when requested, written evidence of such payments;

         (t) keep , or arrange to be kept, proper books of account and records covering all its business and affairs on a current basis, make full, true and correct entries of its transactions in such books, set aside on its books from its earnings all such property reserves as required by GAAP and permit representatives of the Bank during reasonable business hours and upon reasonable notice to inspect such books of account, records and documents and to make copies therefrom and to discuss the affairs, finances and accounts of the Borrower with the officers of the Trustee or the Manager and the auditors of the Borrower;

         (u) promptly notify the Bank of any actions, suits, claims or proceedings commenced or threatened in writing against or affecting the Borrower or the Manager before any Official Body which in any case or in the aggregate could reasonably be expected to have a Material Adverse Effect. Such notice shall include a description of such action, suit, claim or proceeding and the Borrower's assessment of the duration, outcome and effect thereof;

         (v) upon the occurrence of any Default or Event of Default, promptly deliver to the Bank a written notice specifying the nature and date of occurrence of such Default or Event of Default, the Borrower's assessment of the duration and effect thereof and the action which the Borrower proposes to take with respect thereto;

         (w) not use any Loan or any proceeds deriving from any Loan for any purpose other than as permitted by the Credit Purpose;

         (x) not, directly or indirectly, beneficially own or hold capital stock in any company, or exercise voting rights with respect thereto, such that, in doing so, the Borrower would (or would be entitled to) exercise effective voting control over shares in the capital stock of such company constituting 10% or more of the total voting power of all classes of shares of such company normally entitled to vote in elections of its directors, and shall not participate in or be a member or partner of any syndicate, joint venture or partnership unless the investment is permitted pursuant to the Trust Agreement;

         (y) not replace or agree to replace the Trustee or the Manager under the Trust Agreement without the prior written consent of the Bank, such consent not to be unreasonably withheld;

         (z) not replace or agree to replace the Custodian under the Custodian Agreement, without the prior written consent of the Bank, such consent not to be unreasonably withheld and unless the replacement Custodian has signed an Acknowledgement under which it also agrees not to appoint a sub-custodian unless the sub-custodian has signed an Acknowledgement;

         (aa) not dispose of, and shall not grant to any Person the right to acquire any of its property or assets except as contemplated by the Trust Agreement;

         (bb) not impose any restrictions on the transfer of Units other than as permitted in the Trust Agreement; and

         (cc) not grant any guarantees (nor become contingently liable for the liability of any Person), or provide any loans or other financial assistance to any Person.

         For greater certainty and notwithstanding anything to the contrary, nothing herein is intended to prohibit or restrict the completion of the Public Offering (including any increase to the gross proceeds to be raised thereunder).

10.      Events of Default

         (a) Each of the following events shall constitute an Event of Default under this Agreement:

                  (i) if the Borrower defaults in the payment of any principal or interest owing to the Bank as and when the same becomes due and payable and such default continues for more than two (2) Banking Days;

                  (ii) if the Borrower defaults in the performance or observance of any term, condition or covenant contained in this Agreement or the Security (other than those referred to in the other provisions of this Section 10(a)) and such default continues for a period of seven
                        (7) Banking Days or more after written notice specifying the default has been delivered by the Bank to the Borrower;

                  (iii) if the Borrower defaults in the payment of any
                        Indebtedness in excess of Cdn. $100,000 (or the exchange equivalent thereof in any other currency) which has become due and payable or has been declared to be due and payable prior to the expressed maturity thereof (subject to applicable grace periods);

                  (iv) if any Insolvency Event shall occur in respect of the Borrower or the Trustee;

                  (v) if the Borrower or Trustee shall cease to exist for any reason;

                  (vi) if one or more encumbrancers, lienors or landlords takes possession of any property, assets or undertaking of the Borrower having a fair market value in excess of Cdn. $100,000 (or the exchange equivalent thereof in any other currency) or enforce their security or other remedy against any part of the assets, property and undertaking of the Borrower having a fair market value in excess of Cdn. $100,000 (or the exchange equivalent thereof in any other currency) unless such proceeding or enforcement is being contested by the Borrower in good faith and by appropriate proceedings and such possession or enforcement proceedings are stayed while being contested;

                  (vii) if any representation which is or has been made by or on behalf of the Borrower to the Bank under this Agreement, any Security or any other document, agreement or instrument delivered pursuant hereto or thereto is or was untrue or incorrect in any respect at the time it was made (or if repeated at any time with reference to the facts and circumstances existing at such time would be untrue or incorrect in any respect at such time) and such representation remains incorrect in any respect for a period of 10 Banking Days after notice thereof is given to the Borrower by the Bank;

                  (viii) the occurrence of any breach of covenant or default by the Borrower under any Material Agreement if such breach or default would be reasonably likely to have a Material Adverse Effect and such breach or default has not been rectified within 10 Banking Days after notice thereof is given to the Borrower by the Bank;

                  (ix)  a breach of Section 9(r) or Section 9(z) occurs;

                  (x) the continuance of a Credit Excess for more than three Banking Days after demand by the Bank to the Borrower, pursuant to Section 2(b), to repay such Credit Excess;

                  (xi) any one or more of this Agreement or the Security is determined by a court of competent jurisdiction not to be a legal, valid and binding obligation of the other parties thereto, enforceable by the Bank against such parties; or

                  (xii) any one or more of the Material Agreements is
                        determined by a court of competent jurisdiction not to be a legal, valid and binding obligation of the other parties thereto, enforceable by the Borrower against such parties.

         (b) Upon the occurrence of any one or more Events of Default and notwithstanding any other provision of this Agreement, all BNS Indebtedness shall, at the option of the Bank, immediately become due and payable without presentation, demand, protest or other notice of any kind, all of which are expressly waived by the Borrower, and the Security shall thereupon become enforceable by the Bank or its duly authorized agent. Amounts which are prepaid as aforesaid may not be reborrowed.

         (c) The rights and remedies of the Bank hereunder are cumulative and in addition to and not in substitution for any rights or remedies provided by law.

         (d) The Bank may from time to time when a Default or an Event of Default has occurred and is continuing, refuse to make any further Loans to the Borrower and in the case of an Event of Default, appropriate any monies received by it from the Borrower or others in or towards payment of such of the BNS Indebtedness as the Bank in its discretion may see fit and the Borrower shall have no right to require any inconsistent appropriation.

         (e) The Bank agrees that it shall not deliver a notice under the Acknowledgements delivered under Sections 9(r), 9(z), 11(e) and 11(f) unless either (i) the Bank is exercising its right under Section 2(b) in connection with a Credit Excess which has not been repaid in full by the Borrower within the time period set forth therein, or (ii) an Event of Default has occurred and is continuing and the Bank has elected to exercise its option under Section 10(b) to accelerate the BNS Indebtedness.

11.      Conditions Precedent to Loans

         The obligation of the Bank to make the initial Loan hereunder shall be subject to fulfilment on or prior to the date on which such Loan is made, of the following conditions precedent, such conditions precedent being included for the sole benefit of the Bank and being subject to waiver by the Bank at its option:

         (a) the Bank has received, in form and substance satisfactory to it, executed copies of this Agreement and the Security;

         (b) evidence satisfactory to the Bank that the Borrower is subsisting;

         (c) the Bank shall be satisfied, in its reasonable discretion, with the Security;

         (d) the Bank shall have received evidence satisfactory to the Bank of the perfection of the security interests arising under the Security contemplated by Section 8(a);

         (e) the Bank shall have received an Acknowledgement executed by the Custodian under which it also agrees not to appoint a sub-custodian unless the sub-custodian has signed an Acknowledgement;

         (f) the Bank shall have received an Acknowledgement executed by any Person other than the Borrower and the Custodian holding all or part of the Portfolio;

         (g) the Bank shall have completed, with results satisfactory to the Bank, its due diligence review of the Borrower's capitalization, assets, property and undertaking;

         (h) the Bank and its counsel shall be satisfied that all necessary approvals, acknowledgements, directions and consents have been given and all relevant laws have been complied with in respect of all agreements and transactions referred to herein;

         (i) the Bank shall be reasonably satisfied with all documentation relating to the Prospectus and the Material Agreements;

         (j) the Bank shall have received certified copies of all Material Agreements, including also any and all amendments or supplements thereto duly executed by the parties thereto;

         (k) the Bank shall have received a copy of a letter from the Manager to the Custodian directing the Custodian to provide the Bank with copies of its interim portfolio statements and copies of any other information provided from time to time to the Manager or the Custodian;

         (l) the Bank shall have received a certificate of incumbency of the Borrower setting forth specimen signatures of the Persons authorized to execute on behalf of the Borrower this Agreement and the Security;

         (m) the Bank shall have received the opinion of counsel to the Borrower satisfactory to the Bank, respecting all legal matters incident to the transactions referred to herein;

         (n) the Bank shall have received payment from the Borrower of all fees and expenses due to it hereunder;

         (o) the representations and warranties set out in Section 6 shall be true and correct as of such date and no Default or Event of Default shall have occurred and be continuing;

         (p) receipt of a Drawdown Notice, duly executed by a senior officer of the Borrower; and

         (q) evidence satisfactory to the Bank that the the aggregate amount of credit outstanding hereunder (immediately after making the initial loan) shall not exceed the Leverage Limit at such time.

         The obligation of the Bank to make any Loan subsequent to the initial Loan shall be subject to fulfilment on or prior to the date on which such Loan is made, of the following conditions precedent, such conditions precedent being included for the sole benefit of the Bank and being subject to waiver by the Bank at its option:

         (a) the representations and warranties set out in Section 6 shall be true and correct as of such date and no Default or Event of Default shall have occurred and be continuing;

         (b) receipt of a Drawdown Notice, duly executed by a senior officer of the Borrower; and

         (c) evidence satisfactory to the Bank that the aggregate amount of credit outstanding hereunder (immediately after making such Loan) shall not exceed the Leverage Limit at such time.

12.      Limitation of Liability

         Notwithstanding any other provision of this Agreement or the Security, it is hereby acknowledged and agreed that:

         (a) all obligations and liabilities of the Borrower hereunder or under the Security shall be satisfied only out of, and the recourse of the Bank shall be limited to, the Portfolio excluding, and not out of, the property or assets of the Trustee or the Manager in its personal capacity, and each obligation or liability hereunder and under the Security of the Borrower shall be satisfied only out of the Portfolio and not out of the property of the Trustee or the Manager, and shall bind the Trustee only to the extent that the Trustee is entitled to be indemnified out of the Portfolio and to the extent that the value of the Portfolio is sufficient to satisfy the right of the Trustee to be indemnified;

         (b) the Bank acknowledges that this Agreement and the Security shall be conclusively taken to have been executed by Strategic Energy Management Corp. only in its capacity as manager under the Trust Agreement. The Bank hereby disavows any liability upon and waives any claim against unitholders and annuitants under plans of which unitholders act as trustee or carrier and the obligations hereunder are not personally binding upon, nor shall resort be had to the private property of, Strategic Energy Management Corp., any unitholder, any annuitant under a plan of which a unitholder acts as trustee or carrier, or any director, officer, employee or agent of Strategic Energy Management Corp., but the Fund Property only shall be bound;

         (c) for greater certainty, in this Section 12, the term Manager shall include, where the context so requires, the directors, officers, employees, shareholders and agents and consultants thereof; and

         (d) the Unitholders (as defined in the Trust Agreement) of the Borrower shall have no personal liability in respect of the BNS Indebtedness and the Bank hereby waives all claims against Unitholders with respect to the BNS Indebtedness. The obligations hereunder are not personally binding upon, and resort shall not be had to, the private property (other than the Fund Property) of the Trustee, the Manager, the Custodian, the Investment Advisor (as defined in the Trust Agreement), any Unitholder, or any director, officer, employee, consultant, shareholder or agent of the Trustee, the Manager, the Custodian or the Investment Advisor. Accordingly, the Bank agrees that it shall have recourse only to the property and assets of the Borrower in respect of the BNS Indebtedness, and any and all amounts owing to the Bank hereunder and under the Security shall be satisfied and exigible exclusively out of such property and assets. Nothing herein shall be deemed to be a release or discharge of the BNS Indebtedness or the Security nor shall this acknowledgement in any way limit any remedy the Bank may have for breach of the obligations hereunder or under any document, including the right to seek any injunction, declaration or right, nor from naming any proper or necessary party as a defendant or respondent to the extent that the same may be required by law in any action or proceeding for the sale, transfer, liquidation or other disposition of any of the property or assets of the Borrower, so long as no personal monetary judgment (including any judgment for the deficiency) is taken or sought against any of the Unitholders in their capacity as such or the other entities expressly excluded from liability herein.

13.      Non-Merger

         The taking of a judgment or judgments or any other action or dealing whatsoever by the Bank in respect of any security given by the Borrower to the Bank herefor or for any other obligation shall not operate as a merger of any indebtedness or liability of the Borrower to the Bank or in any way suspend payment or affect or prejudice the rights, remedies and powers, legal or equitable, which the Bank may have in connection with such liabilities and the foreclosure, surrender, cancellation or any other dealing with any security held by the Bank.

14.      Payments

         All payments to be made by the Borrower under this Agreement will be made without set-off or counterclaim and without deduction for any taxes, levies, duties, fees, deductions, withholdings, restrictions, or conditions of any nature whatsoever. If at any time any Applicable Law, regulation or international agreement requires the Borrower to make any such deduction or withholding from any such payment, the sum due from the Borrower in respect to such payment will be increased to the extent necessary to ensure that, after the making of such deduction or withholding, the Bank receives a net sum equal to the sum which it would have received had no deduction or withholding been required.

15.      Expenses

         The Borrower will pay on demand, and will indemnify and save the Bank harmless from, any and all liabilities and costs and expenses (including reasonable legal fees and expenses on a solicitor and own client basis and any sales, goods and services or other similar taxes payable to any governmental authority with respect to any such liabilities, costs and expenses) (i) incurred by the Bank in the preparation, administration, registration or enforcement of this Agreement and the Security, or (ii) with respect to, or resulting from, any failure or delay by the Borrower in performing or observing any of its obligations under this Agreement or the Security and all such costs and expenses shall be secured by the Security.

16.      Right of Set-Off

         Upon the occurrence and during the continuance of any Event of Default, the Bank is hereby authorized at any time and from time to time, to the fullest extent permitted by Applicable Law, to set off and apply any and all deposits (general or special, time or demand, provisional or final) at any time held and other amount at any time owing by the Bank to or for the credit or the account of the Borrower against any and all of the obligations of the Borrower now or hereafter existing under this Agreement or the Security, irrespective of whether or not the Bank shall have made any demand under this Agreement or the Security and although such obligations may be unmatured. The Bank agrees promptly to notify the Borrower after any such set-off and application made by the Bank, provided that the failure to give such notice shall not affect the validity of such set-off and application. The rights of the Bank under this Section 16 are in addition to other rights and remedies (including all other rights of set-off) which the Bank may have.

17.      Application of Cash Proceeds of Realization

         (a) All Proceeds of Realization not in the form of cash shall be forthwith delivered to the Bank and disposed of, or realized upon, by the Bank so as to produce Cash Proceeds of Realization.

         (b) Subject to the claims, if any, of secured creditors of the Borrower whose security ranks in priority to the Security, all Cash Proceeds of Realization arising from the Security shall be applied and distributed, and the claims of the Bank shall be deemed to have the relative priorities which would result in the Cash Proceeds of Realization being applied and distributed, as follows:

                  (i) firstly, to the payment of all reasonable costs and expenses incurred by the Bank (including, without limitation, all legal fees and disbursements) in the exercise of all or any of the powers granted to it hereunder or under the Security and in payment of all of the remuneration of any receiver and all reasonable costs and expenses properly incurred by such receiver (including, without limitation, all legal fees and disbursements) in the exercise of all or any powers granted to it hereunder or under the Security;

                  (ii) secondly, in payment of all amounts of money borrowed or advanced by the Bank or such receiver pursuant to the Security and any interest thereon; and,

                  (iii) thirdly, to the payment or prepayment of the BNS
                        Indebtedness in such order as the Bank may see fit. 18. Evidence of Certain BNS Indebtedness

         The Borrower acknowledges that the actual recording of any Loan under the Credit and interest, fees and other amounts due therefor under this Agreement in an account of the Borrower maintained by the Bank in respect thereof and payments made under the Credit in accordance with this Agreement shall constitute, except for manifest error, prima facie evidence of the Borrower's indebtedness and liability from time to time under this Agreement; provided that the failure of the Bank to record same in such account shall not affect the obligation of the Borrower to pay or repay such indebtedness and liability in accordance with this Agreement.

19.      Counterparts: Effectiveness

         This Agreement may be signed in any number of counterparts, each of which shall be an original, with the same effect as if the signatures thereto and hereto were upon the same instrument. This Agreement shall become effective on the date when each of the parties hereto shall have signed a copy hereof (whether the same or different copies) and shall have delivered the same to the Borrower.

20.      Headings

         The headings set forth in this Agreement are for the convenience of reference only and shall not affect the interpretation of this Agreement.

21.      No Waiver, Cumulative Remedies

         No waiver or delay on the part of the Bank in exercising any right or privilege referred to herein and no waiver as to any Event of Default shall operate as a waiver thereof unless made in writing and signed by an authorized officer of the Bank. No written waiver shall preclude the further or other exercise by the Bank of any right, power or privilege hereunder, or extend or apply to any further Event of Default. The rights, remedies, powers and privileges herein provided are cumulative and, save as expressly provided otherwise herein, not exhaustive of any rights, remedies, powers and privileges provided by Applicable Law.

22.      Severability

         Any provision of this Agreement which is prohibited or unenforceable in any jurisdiction shall, as to the jurisdiction, be ineffective to the extent of such prohibition or unenforceability and shall be severed from the balance of this Agreement, all without affecting the remaining provisions of this Agreement or affecting the validity or enforceability of such provision in any other jurisdiction.

23.      Further Assurances

         The Borrower shall from time to time forthwith on the Bank's request do, make and execute all such documents, acts, matters and things as may be required by the Bank in order to give effect to this Agreement, the Security and the transactions referred to herein and therein.

24.      Communication

         Any communication required or permitted to be given under this Agreement will be in writing and will be effectively given if (i) delivered personally, (ii) sent by prepaid courier service or registered mail or (iii) sent prepaid by facsimile transmission, email or other similar means of electronic communication, in each case to the address or facsimile number of the Borrower or the Bank set out in this Agreement. Any communication so given will be deemed to have been given and to have been received on the day of delivery if so delivered, or on the day of facsimile transmission or sending by other means of recorded electronic communication provided that such day is a Banking Day and the communication is so delivered or sent prior to 4:30 p.m. (local time at the place of receipt). Otherwise, such communication will be deemed to have been given and to have been received on the following Banking Day. Any communication sent by registered mail will be deemed to have been given and to have been received on the fifth Banking Day following mailing, provided that no disruption of postal service is in effect. The Borrower and the Bank may from time to time change their respective addresses or facsimile numbers for notice by giving notice to the other in accordance with the provisions of this Section. Each communication given by a party hereunder shall be binding on it and shall not be revocable without the other party's consent.

25.      Successors and Assigns

         This Agreement shall be binding upon and enure to the benefit of the parties hereto and their respective successors and permitted assigns. The Borrower may not assign any of its rights hereunder without the prior written consent of the Bank. The Bank reserves the right to sell, assign or transfer or grant a participation in the Credit, in whole or in part, to one or more persons (the "Participants"), with notice to, and prior written consent of (except that after the occurrence of an Event of Default, no such consent shall be required), the Borrower, such consent not to be unreasonably withheld or delayed. For the purpose of selling, assigning, transferring or granting a participation in the Credit, the Bank may disclose, on a confidential basis, to a potential Participant such information concerning the Borrower as the Bank considers appropriate. The Borrower agrees to execute and deliver such further documentation and take such further action as the Bank considers necessary or advisable to give effect to such sale, assignment or transfer or grant of participation. In the case of sale, assignment or transfer, the Participant shall have, to the extent of such sale, assignment or transfer, the same rights and obligations as it would have if it were the Bank on the Closing Date and, as such, had executed this Agreement.

26.      Governing Law

         This Agreement, the transactions referred to herein and all certificates and other documents delivered hereunder shall be construed and interpreted in accordance with the laws of Ontario. Any legal action or proceeding with respect to this Agreement may be brought in the courts of the Province of Ontario and, by execution and delivery of this Agreement, the parties hereby accept for themselves and in respect of their property, generally and unconditionally, the non-exclusive jurisdiction of the aforesaid courts. Nothing herein shall limit the right of either party to commence legal proceedings or otherwise proceed against the other party in any other jurisdiction.

27.      Accounting Terms

         All accounting terms, determinations and computations, unless otherwise noted, shall be made in accordance with GAAP (as in effect and as consistently applied as of the date hereof). The Borrower will not change its accounting policies and practices without the prior written consent of the Bank, such consent not to be unreasonably withheld.

28.      Entire Agreement; Amendment

         This Agreement and the Security constitute the entire agreement between the parties hereto relating to the subject matter hereof. In the event there is any inconsistency between the terms hereof and any Security or any other document delivered in connection herewith, the terms hereof shall govern to the extent of such inconsistency. Except as otherwise provided herein, neither this Agreement nor any of its provisions shall be amended or modified except by an agreement in writing of each of the parties that expressly refers to this Agreement and provides that it is intended to modify this Agreement.

29.      Custodian Directions

         Upon termination of this Agreement and payment of all amounts owing by the Borrower to the Bank hereunder, the Bank agrees to promptly deliver, upon the written request of the Borrower, notice to the Custodian terminating any directions then in effect previously made by the Borrower to the Custodian which by their terms can only be terminated upon written notice from the Bank to the Custodian.

            [The remainder of this page is intentionally left blank]

                  Please indicate your acceptance of this Agreement by signing and returning to the Bank (at the address noted on page 1 of this letter) the enclosed duplicate copy of this letter (together with the enclosed duplicates of Schedules "A" and "B" hereto) on or before the Closing Date, failing which the foregoing offer of credit will be void and of no force or effect. The Borrower acknowledges its receipt of a true copy of this Agreement, and by its signature below consents to all of the terms hereof.

Yours very truly,


The Bank of Nova Scotia                       THE BANK OF NOVA SCOTIA
Corporate Banking - Financial
Institutions Group
40 King Street West, 62nd Floor
Toronto, Ontario  M5W 2X6
Attention:  Managing Director                 By:   /s/ Bruce Tarr
Facsimile No.: (416) 933-7399                    ____________________________
                                                 Name:   Bruce Tarr
                                                 Title:  Director-Corporate
                                                         Banking



The undersigned agrees to the foregoing as of the date first set forth above.


Strategic Energy Fund                        STRATEGIC ENERGY FUND
 c/o its manager,                            by its manager,
Strategic Energy Management Corp.            STRATEGIC ENERGY MANAGEMENT CORP.
130 King Street West
Suite 2850
Toronto, Ontario M5X 1A4

Attention:  Chief Financial Officer
Facsimile No.:  416 364 8729                 By:   /s/ John Vooglaid
                                                -----------------------------
                                                Name:  John Vooglaid
                                                Title: Chief Financial Officer

                                  SCHEDULE "A"
                                  CERTIFICATE

TO:  The Bank of Nova Scotia (the "Bank")


I, *, the * of Strategic Energy Management Corp. as Manager in accordance with the requirements of the letter loan agreement dated October 10, 2003 between Strategic Energy Fund (the "Borrower") and the Bank (the "Agreement") hereby certify but without personal liability that:

         (a) I have made all reasonable inquiries respecting the affairs of the Borrower necessary to furnish this Certificate;

         (b) except as disclosed in the Exhibit I hereto, to the best of my knowledge and belief after having made such inquiries, the Borrower is in material compliance with the investment policies, guidelines and restrictions contained in the Trust Agreement and there has not occurred, since the date of the last compliance certificate to the date hereof, as of the date hereof, any breach by the Borrower of the provisions of the Agreement or the Security or any event which would constitute or which with notice or lapse of time or both would constitute an Event of Default thereunder;

         (c)      as of the last Banking Day of the prior month ending *,

                  (A) The principal amount of outstanding Loans under the Credit was: $

                  (B)      Liquid Assets $

                  (C)      1Liquidity Limit ((B) multiplied by 33 1/3%) $

                  (D)      Net Asset Value $

DATED the * day *,  200*.

                                             STRATEGIC ENERGY FUND,
                                             by its manager,
                                             STRATEGIC ENERGY MANAGEMENT CORP.


                                             By:     /s/ John Vooglaid
                                                -----------------------------
                                                Name:  John Vooglaid
                                                Title: Chief Financial Officer

                                  SCHEDULE "B"
                                DRAWDOWN NOTICE

TO: The Bank of Nova Scotia (the "Bank")


You are hereby notified that on *, 200*, Strategic Energy Fund (the "Borrower") intends to avail itself of credit in the amount of $* to the letter loan agreement (the "Agreement") dated October 10, 2003 between the Borrower and the Bank.

Capitalized terms used but not defined in this notice and the certificate included herewith have the meanings ascribed to them by the Agreement. In connection with the foregoing drawdown notice, the undersigned hereby certifies on behalf of the Borrower but without personal liability as follows:

1. the Loan contemplated to be made hereunder will be used for the Credit Purpose as permitted by the Agreement;

2. the Borrower is, and after the use of the proceeds of the requested Loan will be, in compliance with the borrowing restrictions in first prefatory paragraph of the Agreement, of the Trust Agreement and all terms and conditions of the Agreement, including the covenants in
         Section 9 of the Agreement:

         (a)      the aggregate outstanding Loan will be $*;

         (b) the Liquid Assets will be $* and the Liquidity Limit will be $*; and

         (c) the Total Asset Value will be $* and the Leverage Limit will be $*.

3. no Default or Event of Default has occurred and is continuing under the Agreement; and

4. the Representation and Warranties set out in Section 6 of the Agreement are true and correct as of the date hereof.

DATED _________, 200__.



                                            STRATEGIC ENERGY FUND,
                                            by its manager,
                                            STRATEGIC ENERGY MANAGEMENT CORP.


                                            By:  /s/  John Vooglaid
                                               -------------------------------
                                                Name:  John Vooglaid
                                                Title: Chief Financial Officer